                        EXHIBIT 99.1

Yext, Inc. Announces Second Quarter Fiscal 2023 Results

–Second Quarter Revenue Increased 3% Year-over-Year to $100.9 Million
–Customer Count Increased 8% Year-over-Year to Over 2,870
–ARR Increased 2% Year-over-Year to $387 Million
–Cash and Cash Equivalents of $188 Million
–Issues Guidance for Third Quarter Fiscal 2023 and Updates Guidance for Full Year Fiscal 2023

NEW YORK -- (BUSINESS WIRE) -- September 7, 2022 -- Yext, Inc. (NYSE: YEXT), the Answers Company, today announced its results for the three months ended July 31, 2022, or the Company's second quarter of fiscal 2023.
"Our strong second quarter results demonstrate that we are executing well against our customer-centric strategy, while making clear progress on our path to profitability," said Mike Walrath, Yext's Chief Executive Officer. "During the quarter, we strengthened our brand positioning, executed on our go-to-market strategy, and laid the groundwork for future growth opportunities, and our outlook reflects continued confidence in our ability to drive success for our customers."

Second Quarter Fiscal 2023 Highlights:
•Revenue of $100.9 million, a 3% increase, compared to $98.1 million reported in the second quarter fiscal 2022. Second quarter revenue included a negative impact of approximately $2.8 million from foreign currency exchange rates, using a constant currency basis.
•Gross Profit of $73.8 million, a 3% increase, compared to $71.5 million reported in the second quarter fiscal 2022. Gross margin of 73.2%, compared to 72.9% reported in the second quarter fiscal 2022.
•Net Loss and Non-GAAP Net Loss:
◦Net loss of $20.0 million, compared to the net loss of $27.6 million in the second quarter fiscal 2022.
◦Non-GAAP net loss of $3.9 million, compared to the non-GAAP net loss of $7.2 million in the second quarter fiscal 2022.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
◦Net loss per share of $0.16 in the second quarter fiscal 2023, compared to net loss per share of $0.22 in the second quarter fiscal 2022.
◦Non-GAAP net loss per share of $0.03 in the second quarter fiscal 2023, compared to non-GAAP net loss per share of $0.06 in the second quarter fiscal 2022.
◦Net loss per share and non-GAAP net loss per share were each based on 124.2 million and 126.9 million weighted-average basic shares outstanding for the second quarter fiscal 2023 and for the second quarter fiscal 2022, respectively.
•Balance Sheet: Cash and cash equivalents of $188 million as of July 31, 2022. Unearned revenue of $166 million as of July 31, 2022, compared to $165 million as of July 31, 2021.
•Remaining Performance Obligations ("RPO"): RPO of $327 million as of July 31, 2022. RPO expected to be recognized over the next 24 months of $310 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
•Cash Flow: Net cash used in operating activities was $25.2 million for the three months ended July 31, 2022, compared to net cash used in operating activities of $32.6 million for the three months ended July 31, 2021.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Announced that Raianne Reiss, a veteran with more than 20 years of global technology marketing experience, has joined Yext as Chief Marketing Officer to spearhead the Company's ambitious growth objectives.
•Announced the availability of Yext's Summer '22 Release for early access. New features highlight the Company's commitment to creating a powerful, composable platform that can be flexibly deployed to address a wide variety of business needs.
•Named a Leader in 27 of G2's Summer '22 Grid® Reports, which measure a company's market presence and performance based on real user ratings.
•Named one of the Best Workplaces in New York in 2022 by Great Place to Work® and Fortune Magazine, ranking #15 for large-sized businesses.
•Announced the availability of new features for hospitality brands leveraging its Tripadvisor integration, supporting more than 40 fields and allowing hoteliers to add available options for recreation, dining, parking and more.
•Announced a partnership with Snowflake, the Data Cloud company, to further improve the analytics functionality of its award-winning platform.
•Announced a partnership with what3words, a platform that's revolutionizing the way we communicate location, giving customers more control over their location data.
•Customer count, which excludes our small business and third-party reseller customers, increased 8% year-over-year to over 2,870 as of July 31, 2022.
•Annual recurring revenue, or ARR, increased 2% year-over-year to $387 million as of July 31, 2022, compared to $378 million as of July 31, 2021. As of July 31, 2022, ARR included an approximate $10.8 million negative impact from foreign currency exchange rates, on a constant currency basis.

Financial Outlook:
Yext is also providing the following guidance for its third fiscal quarter ending October 31, 2022 and the fiscal year ending January 31, 2023.
•Third Quarter Fiscal 2023 Outlook:
◦Revenue is projected to be in the range of $99.0 million to $100.0 million. Our third quarter revenue guidance includes a negative impact of $1.0 million to reflect recent foreign currency exchange rates.
◦Non-GAAP earnings per share is projected to be $(0.01) to $0.01 which assumes 124.4 million weighted-average basic shares outstanding.

•Full Year Fiscal 2023 Outlook:
◦Revenue is projected to be in the range of $399.4 million to $401.4 million. Our full year revenue guidance includes a negative impact of $8.0 million to reflect recent foreign currency exchange rates.
◦Non-GAAP net loss per share is projected to be $0.08 to $0.06 which assumes 126.3 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 1716758.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 5348618, until midnight (ET) September 16, 2022.

About Yext
Yext (NYSE: YEXT) helps organizations answer every question about their business. Yext’s Answers Platform collects and organizes content into a Knowledge Graph, then leverages a complementary set of products — including Listings, Pages, Reviews and Search — to deliver relevant, actionable answers wherever customers, employees, and partners look for information. For over 15 years, thousands of companies worldwide have trusted Yext to create seamless content-driven experiences at scale across search engines, websites, mobile apps, and hundreds of other digital touchpoints.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our third quarter and full year fiscal 2023 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic and its variants on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net loss/income as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
In addition, we present non-GAAP constant currency measures of revenue. Constant currency as it relates to revenue provides a framework for assessing Company performance which exclude the effect of foreign currency rate fluctuations. Current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average monthly exchange rates in effect during the comparative period, as opposed to the average monthly exchange rates in effect during the current period.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/income and non-GAAP net loss/income per share in conjunction with net loss and net loss per share.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small businesses customers as well as customers only receiving free trials.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-market and small business customer base as of the last day of the reporting period.

The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitments. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes, where relevant, no subsequent changes to the existing subscription, includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which exclude the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the end of the period exchange rates in effect during the current period.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$187,906	$261,210
Accounts receivable, net of allowances of $2,065 and $2,042, respectively	53,422	101,607
Prepaid expenses and other current assets	18,107	13,538
Costs to obtain revenue contracts, current	30,865	33,998
Total current assets	290,300	410,353
Property and equipment, net	69,190	74,604
Operating lease right-of-use assets	90,867	97,124
Costs to obtain revenue contracts, non-current	21,382	27,286
Goodwill	4,310	4,572
Intangible assets, net	205	217
Other long term assets	4,070	6,179
Total assets	$480,324	$620,335
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$47,335	$48,432
Unearned revenue, current	165,889	223,427
Operating lease liabilities, current	18,100	18,845
Total current liabilities	231,324	290,704
Operating lease liabilities, non-current	106,703	113,776
Other long term liabilities	3,351	3,985
Total liabilities	341,378	408,465
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at July 31, 2022 and January 31, 2022; zero shares issued and outstanding at July 31, 2022 and January 31, 2022	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at July 31, 2022 and January 31, 2022; 140,562,586 and 137,662,320 shares issued at July 31, 2022 and January 31, 2022, respectively; 123,833,157 and 131,156,986 shares outstanding at July 31, 2022 and January 31, 2022, respectively	140	137
Additional paid-in capital	871,700	834,429
Accumulated other comprehensive loss	(5,608)	(187)
Accumulated deficit	(656,434)	(610,604)
Treasury stock, at cost	(70,852)	(11,905)
Total stockholders’ equity	138,946	211,870
Total liabilities and stockholders’ equity	$480,324	$620,335

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021
Revenue	$100,869	$98,124	$199,671	$190,116
Cost of revenue	27,082	26,615	51,810	48,469
Gross profit	73,787	71,509	147,861	141,647
Operating expenses:
Sales and marketing	54,105	58,578	114,884	113,744
Research and development	18,819	18,500	36,121	32,357
General and administrative	20,384	20,843	41,879	39,190
Total operating expenses	93,308	97,921	192,884	185,291
Loss from operations	(19,521)	(26,412)	(45,023)	(43,644)
Interest income	185	4	210	10
Interest expense	(129)	(158)	(272)	(290)
Other expense, net	138	(741)	267	(827)
Loss from operations before income taxes	(19,327)	(27,307)	(44,818)	(44,751)
(Provision for) benefit from income taxes	(664)	(285)	(1,012)	(472)
Net loss	$(19,991)	$(27,592)	$(45,830)	$(45,223)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.22)	$(0.36)	$(0.36)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,234,226	126,906,937	127,631,877	126,152,602

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(2,007)	$(8)	$(5,421)	$347
Total comprehensive loss	$(21,998)	$(27,600)	$(51,251)	$(44,876)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended July 31,
	2022	2021
Operating activities:
Net loss	$(45,830)	$(45,223)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	8,702	7,933
Bad debt expense	491	909
Stock-based compensation expense	34,168	35,000
Amortization of operating lease right-of-use assets	4,547	4,619
Other, net	975	371
Changes in operating assets and liabilities:
Accounts receivable	45,808	37,618
Prepaid expenses and other current assets	(4,716)	1,681
Costs to obtain revenue contracts	7,583	(8,442)
Other long term assets	956	15
Accounts payable, accrued expenses and other current liabilities	242	(711)
Unearned revenue	(54,154)	(26,337)
Operating lease liabilities	(5,991)	(5,634)
Other long term liabilities	(86)	650
Net cash (used in) provided by operating activities	(7,305)	2,449
Investing activities:
Capital expenditures	(3,875)	(10,555)
Net cash used in investing activities	(3,875)	(10,555)
Financing activities:
Proceeds from exercise of stock options	525	14,439
Repurchase of common stock	(58,722)	—
Payments of deferred financing costs	(283)	(263)
Proceeds, net from employee stock purchase plan withholdings	1,912	3,409
Net cash (used in) provided by financing activities	(56,568)	17,585
Effect of exchange rate changes on cash and cash equivalents	(5,556)	600
Net (decrease) increase in cash and cash equivalents	(73,304)	10,079
Cash and cash equivalents at beginning of period	261,210	230,411
Cash and cash equivalents at end of period	$187,906	$240,490

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$27,082	$(1,341)	$25,741
Sales and marketing	$54,105	$(6,149)	$47,956
Research and development	$18,819	$(4,202)	$14,617
General and administrative	$20,384	$(4,390)	$15,994

	Three months ended July 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	27%	(1)%	26%
Sales and marketing	54%	(6)%	48%
Research and development	18%	(4)%	14%
General and administrative	20%	(4)%	16%

	Three months ended July 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$26,615	$(2,312)	$24,303
Sales and marketing	$58,578	$(7,377)	$51,201
Research and development	$18,500	$(5,828)	$12,672
General and administrative	$20,843	$(4,885)	$15,958

	Three months ended July 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	27%	(2)%	25%
Sales and marketing	60%	(8)%	52%
Research and development	19%	(6)%	13%
General and administrative	21%	(5)%	16%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Six months ended July 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$51,810	$(2,723)	$49,087
Sales and marketing	$114,884	$(12,525)	$102,359
Research and development	$36,121	$(8,722)	$27,399
General and administrative	$41,879	$(10,198)	$31,681

	Six months ended July 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	58%	(7)%	51%
Research and development	18%	(4)%	14%
General and administrative	21%	(5)%	16%

	Six months ended July 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$48,469	$(3,757)	$44,712
Sales and marketing	$113,744	$(12,878)	$100,866
Research and development	$32,357	$(9,816)	$22,541
General and administrative	$39,190	$(8,549)	$30,641

	Six months ended July 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	25%	(1)%	24%
Sales and marketing	60%	(7)%	53%
Research and development	17%	(5)%	12%
General and administrative	21%	(5)%	16%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021
Gross profit
GAAP gross profit	$73,787	$71,509	$147,861	$141,647
Plus: Stock-based compensation expense	1,341	2,312	2,723	3,757
Non-GAAP gross profit	$75,128	$73,821	$150,584	$145,404

Gross margin
GAAP gross margin	73.2%	72.9%	74.1%	74.5%
Plus: Stock-based compensation expense	1.3%	2.3%	1.3%	2.0%
Non-GAAP gross margin	74.5%	75.2%	75.4%	76.5%

Operating expenses
GAAP operating expenses	$93,308	$97,921	$192,884	$185,291
Less: Stock-based compensation expense	(14,741)	(18,090)	(31,445)	(31,243)
Non-GAAP operating expenses	$78,567	$79,831	$161,439	$154,048

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	92%	100%	97%	98%
Less: Stock-based compensation expense	(14)%	(19)%	(16)%	(17)%
Non-GAAP operating expenses as a percentage of revenue	78%	81%	81%	81%

Loss from operations
GAAP loss from operations	$(19,521)	$(26,412)	$(45,023)	$(43,644)
Plus: Stock-based compensation expense	16,082	20,402	34,168	35,000
Non-GAAP loss from operations	$(3,439)	$(6,010)	$(10,855)	$(8,644)

Operating margin (Loss from operations as a percentage of revenue)
GAAP operating margin	(19)%	(27)%	(23)%	(23)%
Plus: Stock-based compensation expense	16%	21%	18%	18%
Non-GAAP operating margin	(3)%	(6)%	(5)%	(5)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,
	2022	2021
GAAP net loss	$(19,991)	$(27,592)
Plus: Stock-based compensation expense	16,082	20,402
Non-GAAP net loss	$(3,909)	$(7,190)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.22)
Stock-based compensation expense per share	0.13	0.16
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.06)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,234,226	126,906,937

	Three months ended July 31,
	2022	2021
GAAP net loss as a percentage of revenue	(19.8)%	(28.1)%
Plus: Stock-based compensation expense	15.9%	20.8%
Non-GAAP net loss as a percentage of revenue	(3.9)%	(7.3)%

	Six months ended July 31,
	2022	2021
GAAP net loss	$(45,830)	$(45,223)
Plus: Stock-based compensation expense	34,168	35,000
Non-GAAP net loss	$(11,662)	$(10,223)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.36)
Stock-based compensation expense per share	0.27	0.28
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.08)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	127,631,877	126,152,602

	Six months ended July 31,
	2022	2021
GAAP net loss as a percentage of revenue	(23.0)%	(23.8)%
Plus: Stock-based compensation expense	17.2%	18.4%
Non-GAAP net loss as a percentage of revenue	(5.8)%	(5.4)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,
Constant Currency Revenue	2022	2021	Growth Rates
Revenue (GAAP)	$100,869	$98,124	3%
Effects of foreign currency rate fluctuations	2,782
Revenue on a constant currency basis (Non-GAAP)	$103,651		6%

	Six months ended July 31,
	2022	2021	Growth Rates
Revenue (GAAP)	$199,671	$190,116	5%
Effects of foreign currency rate fluctuations	4,168
Revenue on a constant currency basis (Non-GAAP)	$203,839		7%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)

	July 31,		Variance
	2022	2021	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$312,129	$297,861	$14,268	5%
Third-Party Reseller Customers	74,857	79,953	(5,096)	(6)%
Total Annual Recurring Revenue	$386,986	$377,814	$9,172	2%

	Jul. 31, 2022	Apr. 30, 2022	Jan. 31, 2022	Oct. 31, 2021	Jul. 31, 2021
Annual Recurring Revenue Trend
Direct Customers	$312,129	$310,312	$312,132	$308,197	$297,861
Third-Party Reseller Customers	74,857	76,671	78,353	78,457	79,953
Total Annual Recurring Revenue	$386,986	$386,983	$390,485	$386,654	$377,814

Note: Numbers rounded for presentation purposes and may not sum.